Exhibit 10.1

5E Advanced Materials, Inc.

2022 Equity Compensation Plan

1.	PURPOSE

The Board of Directors (the “Board”) of 5E Advanced Materials Inc., a Delaware corporation (the “Company”), has adopted this 2022 Equity Compensation Plan (the “Plan”) to promote the financial interests of the Company by providing a means by which current and prospective directors, officers, key employees and consultants of the Company can be retained and motivated through acquiring an equity interest in the Company or be paid incentive compensation in the form of the Company’s Common Stock.

2.	AWARDS UNDER THE PLAN

The Plan provides for the grant of any of the following Awards:

a.	Stock Options (“Options”) – the right, but not the obligation, to purchase Common Stock at a specified price, subject to certain conditions,

b.	Restricted Share Units (“RSU”) – an unfunded and unsecured promise to deliver shares of Common Stock upon attainment of certain service-based conditions,

c.	Performance Share Units (“PSU”) – an unfunded and unsecured promise to deliver shares of Common Stock that vest through attainment of certain service-based and performance-based conditions,

d.	Director Share Units (“DSU”) – an unfunded and unsecured promise to deliver shares of Common Stock as payment for Board service subject to certain restrictions, and

e.	Performance Cash Units (“PCU”) – an unfunded and unsecured promise to deliver a specified monetary amount that vest through attainment of certain service-based and performance-based conditions.

f.

Other Equity-Based Awards – an award that is not an Option, RSU, PSU, or DSU, that is granted under the Plan and is (i) payable by delivery of Common Stock, and/or (ii) measured by reference to the value of Common Stock.

3.	SHARES SUBJECT TO THE PLAN

a.

Subject to Section 14 of the Plan, the maximum number of shares of Common Stock available for issuance pursuant to Awards granted under the Plan is 2,500,000 (the “Plan Share Reserve”), being 5.95% of the Company’s issued and outstanding Common Stock as of January 12, 2022. The Company cannot increase such number without shareholder approval.

b.

Each Award granted under the Plan will reduce the Plan Share Reserve by the number of Shares underlying the Award. Other than with respect to Substitute Awards, to the extent that an Award expires or is canceled, forfeited, or terminated without issuance to the Participant of the full number of Shares to which the Award related, the unissued shares will be returned for future grant under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for issuance under the Plan. Shares withheld in payment of the exercise price or Tax-Related Items with respect to Awards will be returned to the Plan Share Reserve for future grants of Awards under the Plan and shall not reduce the Plan Share Reserve. To the extent an award under the Plan is paid out in cash rather than Shares, such cash payment shall not reduce the number of Shares available for issuance under the Plan Share Reserve.

c.	Shares of Common Stock delivered by the Company in settlement of Awards may be issued by the Company from:

i.	authorized and unissued shares,

ii.	shares held in treasury by the Company,

iii.	shares purchased by the Company on the open market or by private purchase, or

iv.	any combination of the foregoing.

d.

Awards may, in the sole discretion of the Board, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). If the Board determines that Substitute Awards are to be granted under the Plan, the number of shares of Common Stock underlying any Substitute Awards shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.

4.	ELIGIBILITY & PARTICIPATION

a.	Participation in the Plan is by invitation of and at the sole discretion of the Board. The Board may grant Awards to Eligible Participants.

b.	Individual grants are determined by an assessment of an individual’s current and expected future performance, level of responsibilities and the impact of the position, and contribution to the Company.

c.

An “Eligible Participant” may be granted more than one Award under the Plan, and Awards may be granted at any time or times prior to the termination of the Plan. Vesting periods and designated Performance Periods may overlap, and Participants may participate simultaneously with respect to Options or other Awards that are subject to different Performance Periods and different performance goals and other criteria.

d.

In no circumstance will the number of shares of Common Stock that may be issued to any individual under the Plan (when combined with all the Company’s other security-based compensation arrangements, as applicable) exceed 2% of the Company’s outstanding issue from time to time.

e.

The maximum number of Shares subject to Awards granted during a single Fiscal Year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the Fiscal Year, may not exceed USD 750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

5.	ADMINISTRATION

a.

The Board, acting upon recommendations from the Compensation Committee (Committee), shall administer the Plan. Unless otherwise expressly provided in the applicable governing documents of the Company, the acts of a majority of the members present at any meeting of the Board at which a quorum is present, or acts approved in writing by all of the members of the Board, shall be deemed the acts of the Board.

b.

The Board may, at its sole discretion, at any time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Board under the Plan, including but not limited to:

i.	designate Eligible Participants,

ii.	determine the type or types of Awards to be granted to Eligible Participants,

iii.	determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards,

iv.	determine the terms and conditions of any Award,

v.	determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, CDIs, other securities, other Awards or other property,

vi.	interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan,

vii.	establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Board shall deem appropriate for the proper administration of the Plan,

viii.	accelerate or extend the vesting or exercisability of, payment for, or lapse of restrictions on Awards,

ix.

adjust Performance Factors to account for changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events, or circumstances to avoid windfalls or hardships, and

x.	make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan and to protect the interests of the Company.

c.

The Board may delegate to the Committee, and/or one or more officers of the Company or of any Affiliate, the authority to act on behalf of the Board with respect to any matter, right, obligation or election that is the responsibility of, or that is allocated to, the Board in the Plan and that may be so delegated as a matter of law. References to Committee in this Plan shall mean the Board to the extent the Board has not delegated its authority hereunder to a Committee. To the extent the Board has delegated its authority hereunder to a Committee and the intent is to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

d.

The Award Agreement for a given Award, the Plan, and any other documents may be delivered to, and accepted by, an Eligible Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

e.

To comply with the laws and practices in other countries in which the Company, its Affiliates operate or have employees or other individuals eligible for Awards, the Board in its sole discretion will have the power and authority to:

i.	determine which Affiliates will be covered by the Plan,

ii.

determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company or Affiliate under an agreement with a foreign nation or agency,

iii.	modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs, and practices,

iv.

establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications will be attached to this Plan as appendices, if necessary), and

v.

take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals, provided, however, that no action taken under this provision will increase the Share limitations contained in Section 3.a. of this Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards will be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

6.	STOCK OPTIONS

a.

Option Grants. The Board may grant Options to Eligible Participants. Each grant will specify the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.

b.	Type of Option. All Options granted under this Plan will be deemed Nonqualified Stock Options.

c.

Date of Grant. The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

d.

Vesting Period. Unless otherwise prescribed in the Award Agreement, forty percent (40%) of the Options will vest on the second anniversary of the date the Option is granted, and the remaining sixty percent (60%) will vest on the third anniversary of the date the Option is granted.

e.

Exercise Period. Vested Options are exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option, provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. Should the expiry date should be determined to occur either during a blackout period or within ten business days following the expiry of a blackout period, the expiry date of such Option shall be deemed to be the date that is the tenth business day following the expiry of the Blackout Period or, in the case of Participants who are U.S. taxpayers, such earlier date that may be required to avoid the application of adverse tax consequences under Section 409A of the Code.

f.

Exercise Price. The exercise price of an Option will be set by the Board when the Option is granted. Except as otherwise provided by the Board in the case of Substitute Awards, the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of the Shares. Payment for the Shares purchased may be made in accordance with the Award Agreement and any procedures established by the Company.

g.

Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives:

i.

notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and

ii.

full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Board and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

h.

Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

i.

Separation from Service. In the event a Participant’s service with the Company ceases during the vesting period, any unvested Options held by the Participant shall expire and be forfeited immediately, provided however that the Board shall have the absolute discretion to accelerate the vesting date. Except as otherwise provided in an Award Agreement, vested Options must be exercised in accordance with the terms of this Plan by the earlier of the first anniversary date of the termination of service or the expiry date of the Option.

7.	RESTRICTED SHARE UNITS

a.

RSU Grants. The Plan authorizes the Board to grant RSUs. Each RSU provides the recipient with the right to receive Common Stock as a discretionary payment in consideration of past services or as an incentive for future services, subject to the Plan and with such additional provisions and restrictions as the Board may determine. Each RSU grant shall be evidenced by an Award Agreement stating the number of RSUs granted, the vesting requirements, any other restrictions or conditions associated, and the method of exercise.

b.

Date of Grant. The date of grant of an RSU will be the date on which the Board makes the determination to grant such RSU or a specified future date. Unless specified otherwise by the Board, RSUs are granted after the financial results for each fiscal year have been approved by the Board. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the RSU.

c.

Vesting. Concurrent with the granting of the RSU, the Board shall determine the period during which the RSU is not vested and the holder of such RSU remains ineligible to receive Common Stock. Such period may be reduced or eliminated from time to time for any reason as determined by the Board. Unless specified otherwise, forty percent (40%) of the RSUs granted vest at the expiry of the Company’s first Fiscal Year immediately following the Fiscal Year in which the RSUs were granted, and the remaining sixty percent (60%) vest at the expiry of the second Fiscal Year following the Fiscal Year in which the RSUs were granted.

d.

Expiration. Unless specified otherwise by the Board at the time of grant, RSUs have a notional term of three years, and expire at the end of the second Fiscal Year following the Fiscal Year in which they were granted.

e.

Form and Timing of Settlement. The Board, at its sole discretion, may settle vested RSUs in Shares, cash, or a combination of both, and will determine at the time of grant the timing of settlement of vested RSUs (consistent with the requirements of Section 409A of the Code to avoid adverse tax consequences thereunder, if applicable), in each case, as set forth in the Award Agreement.

f.

Separation from Service. In the event a Participant’s service with the Company ceases during the vesting period, any unvested RSUs held by the Participant shall expire and be forfeited immediately, provided however that the Board shall have the absolute discretion to accelerate the vesting date.

g.

Dividend Equivalent Rights. The Board may, in its sole discretion, grant Dividend Equivalent Rights, payable in cash, Shares, other securities, other Awards or other property, on such terms and conditions as may be determined by the Board in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares.

8.	PERFORMANCE SHARE UNITS

a.

PSU Grants. The Plan authorizes the Board to grant PSUs. Each PSU provides the recipient with the right to receive a share of Common Stock as a discretionary incentive, subject to the Plan and with such additional provisions and restrictions as the Board may determine. Each PSU grant shall be evidenced by an Award Agreement stating the number of PSUs granted, the service-based vesting requirements, the performance-based vesting condition(s), and any other associated restrictions or conditions.

b.

Date of Grant. The date of grant of a PSU will be the date on which the Board makes the determination to grant such PSU or a specified future date. Unless determined otherwise by the Board, PSUs are granted after the financial results for each Fiscal Year have been approved by the Board. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the PSU.

c.	Vesting. Unless provided otherwise in the Award Agreement each PSU is subject to two or more vesting conditions. Concurrent with the granting of the PSU, the Board shall determine the:

i.

Service-based Requirement. The period the Participant must be in continuous service to the Company to be eligible to receive PSU Awards subject to achievement of performance-based criteria. Unless specified otherwise by the Board, one hundred percent (100%) of the PSUs granted vest upon expiry of the Company’s second Fiscal Year following the Fiscal Year in which the PSUs were granted.

ii.

Performance-based Requirement(s). The performance condition(s) to be met for the Participant to vest in PSU Awards after satisfying the service-based vesting requirement. Actual performance realized relative to the goals or criteria established at the date of grant will be measured over a three-year Performance Period ending on the expiry date of the PSU.

iii.

Performance Modifier(s). A modifier for each applicable performance condition to determine the number of PSU Awards that are earned relative to the performance level(s) achieved. The formula for determining the Performance Modifier is set out by the Board for each grant. This Modifier will range from 0.0x to a maximum of 1.5x unless specified otherwise by the Board and is applied to the original number of PSUs granted to calculate the number of PSU Awards vested and earned.

d.

Term. Unless specified otherwise by the Board at the time of grant, PSUs have a notional term of three years, and expire at the end of the second Fiscal Year following the Fiscal Year in which they were granted.

e.

Form and Timing of Settlement. The Board, at its sole discretion, may settle vested PSUs in Shares, cash, or a combination of both, and will determine at the time of grant the timing of settlement of vested PSUs (consistent with the requirements of Section 409A of the Code to avoid adverse tax consequences thereunder, if applicable), in each case, as set forth in the Award Agreement.

f.

Separation from Service. In the event a Participant’s service with the Company ceases prior to completion of the vesting period, unvested PSUs granted to the Participant shall expire and be forfeited immediately; provided. however, that the Board shall have the absolute discretion to accelerate the vesting date. Should the Board choose to accelerate vesting on PSUs granted, performance vesting conditions will be waived.

9.	DIRECTOR SHARE UNITS

a.

DSU Grants. The Plan authorizes the Board to grant DSUs to eligible, Non-Employee Directors to deliver a designated portion of Director compensation in the form of Common Stock. Each DSU provides the recipient with the right to receive one share of Common Stock as payment in consideration of services rendered, subject to the Plan and with such additional provisions and restrictions as the Board may deem appropriate.

b.

Date and Amount of Grants. Grants are made upon commencement of Board service with a value equivalent to fifty percent (50%) of the projected Board fees payable for the following year, unless the proportion is otherwise specified by the Board. The number of DSUs granted shall be calculated by dividing the monetary value to be delivered by the average closing price of Common Stock for the ten trading days prior to the date of grant and rounding up to the nearest whole unit.

c.

Dividend Equivalents. In the event any dividend is declared on the Common Stock, holders of DSUs that have been granted but on which the underlying Common Stock has not yet been issued shall be entitled to receive an additional number of DSUs equivalent to the amount of the dividend such Participant would have received based on the closing NASDAQ Share price on the day the dividend is declared, rounded up to the nearest whole unit.

d.	Vesting. Unless the Award Agreement provides otherwise, one hundred percent (100%) of DSUs vest on the first anniversary of the date of grant.

e.	Term. DSUs have a term of one year.

f.

Form and Timing of Settlement. The Board, at its sole discretion, may settle vested DSUs in Shares, cash, or a combination of both, and will determine at the time of grant the timing of settlement of vested DSUs (consistent with the requirements of Section 409A of the Code to avoid adverse tax consequences thereunder, if applicable), in each case, as set forth in the Award Agreement.

g.	Separation from Service. All unvested DSUs will automatically vest on the first business day following the date the individual ceases to hold any directorship with the Company or Affiliate.

10.	PERFORMANCE CASH UNITS

a.

PCU Grants. The Plan authorizes the Board to grant PCUs. Each PCU carries a notional monetary value designated by the Board at the date of grant and offers the Participant the opportunity to receive a specified monetary Award upon successfully attaining certain future service-based and performance-based conditions set out by the Board at the date of grant, plus any additional provisions and restrictions as the Board may determine.

b.

Award Agreement. Each PCU grant shall be evidenced by an Award Agreement stating the number of PCUs granted, the designated value of each PCU, the service-based vesting requirements, the performance-based vesting requirement(s) and any other associated restrictions or conditions, and the method of settlement.

c.

Date of Grant. The date of grant of a PCU will be the date on which the Board makes the determination to grant such PCU. Unless specified otherwise by the Board, PCUs are granted after the financial results for each fiscal year have been approved by the Board. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the PCU.

d.	Vesting. Unless otherwise provided in the Award Agreement, each PCU is subject to two or more vesting conditions. Upon granting of PCUs, the Board shall determine:

i.

Service-based Requirement. The period the Participant must be in continuous service to the Company to be eligible to receive PCU Awards subject to achievement of performance-based criteria. Unless specified otherwise by the Board, one hundred percent (100%) of the PCUs granted vest upon expiry of the Company’s second fiscal year following the fiscal year in which the PCUs were granted.

ii.

Performance-based Requirement(s). The performance condition(s) to be met for the Participant to vest in PCU Awards upon fulfilling the service-based vesting requirement. Actual performance realized relative to the goals or criteria established at the date of grant will be measured over a three-year Performance Period expiring at the end of the second fiscal year following the year in which the PCUs were granted.

iii.

Performance Modifier(s). A modifier for each applicable performance condition to determine the number of PCU Awards that are earned relative to the performance level(s) achieved. The formula for determining the Performance Modifier is set out by the Board for each grant. This Modifier, which will range from 0.0x to a maximum of 1.5x unless specified otherwise by the Board, is applied to the original number of PCUs granted to calculate the number of PCUs vested and earned.

e.

Term. Unless specified otherwise by the Board at the time of grant, PCUs have a notional term of three years, and expire at the end of the second Fiscal Year following the fiscal year in which they were granted.

f.

Form and Timing of Settlement. The Board, at its sole discretion, may settle vested PCUs in Shares, cash, or a combination of both, and will determine at the time of grant the timing of settlement of vested PCUs (consistent with the requirements of Section 409A of the Code to avoid adverse tax consequences thereunder, if applicable), in each case, as set forth in the Award Agreement.

g.

Separation from Service. In the event a Participant’s service with the Company ceases prior to completion of the vesting period, PCUs granted to the Participant shall expire and be forfeited immediately; provided, however, that the Board shall have the absolute discretion to accelerate the vesting date. Should the Board choose to accelerate vesting on PCUs granted, performance vesting conditions will be waived.

11.	OTHER EQUITY AWARDS

a.

The Board may grant Other Equity-Based Awards under the Plan, denominated in Shares or based upon the value or otherwise related to the Shares, to Eligible Participants, alone or in tandem with other Awards, in such amounts and, dependent on such other conditions as the Board shall from time to time in its sole discretion determine. Each Other Equity-Based Award granted under the Plan shall be evidenced by an Award Agreement and shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

12.	GENERAL TERMS APPLICABLE TO ALL AWARDS

a.

Withholding Taxes. The Company and its Subsidiaries and Affiliates shall be entitled to withhold, or require the Participant to remit to the Company or one or more of its Subsidiaries or Affiliates, as applicable, an amount sufficient to satisfy Tax-Related Items attributable to any Awards. The Company may defer making payment or delivery of Shares under an Award if any such Tax-Related Items may be pending unless and until indemnified to its satisfaction, and the Company shall have no liability to any Participant for exercising the foregoing right. The Board may, in its sole discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the Tax-Related Items arising in connection with an Award by, without limitation: (i) having the Participant pay an amount in cash (by check or wire transfer), (ii) having the Company withhold Shares otherwise issuable pursuant to the Award that have an aggregate Fair Market Value approximately equal to the amount to be withheld, (iii) the delivery of Shares (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Board to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value approximately equal to the amount to be withheld, (iii) selling Shares issued pursuant to such Award and having the Company withhold from the proceeds of the sale of such Shares, (v) having the Company or a Subsidiary or Affiliate, as applicable, withhold from any cash compensation payable to the Participant, (vi) requiring the Participant to repay the Company or Subsidiary or Affiliate, as applicable, in cash or in Shares, for Tax-Related Items paid on the Participant’s behalf, or (vii) any other method of withholding determined by the Board that is permissible under Applicable Laws.

b.

No Transferability. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company of any Subsidiary or Affiliate

c.	Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant.

d.

Standards of Conduct. All Awards granted under this Plan, in accordance with applicable law and Board determination of behaviour by Participants to be fraudulent, unethical, or in any other way detrimental to the financial or reputational interests of the Company, will be subject to cancellation or forfeiture, and the recoupment of any gains realized with respect to exercised Awards subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such claw-back policy was in place at the time of grant of an Award, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

e.

No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or service to, or to continue any other relationship with, the Company or limit in any way the right of the Company to terminate Participant’s employment or service or other relationship at any time.

f.

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between any member of the Company Group, on the one hand, and a Participant or other person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

g.	Waiver. A waiver by the Company of breach of any provision of the Plan shall not operate or be construed as a waiver of any other provision of the Plan, or of any subsequent breach by any Participant.

13.	AMENDMENT OR TERMINATION OF THE PLAN

a.	The Board may amend, suspend, or terminate the Plan or any Award granted under the Plan without shareholder approval provided that:

i.	such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Company’s shares are listed, and

ii.

no amendment to, suspension of, or termination of the Plan or to an Award granted thereunder will have the effect of impairing, derogating from or otherwise materially adversely affecting the terms of an Award which is outstanding at the time of such amendment without the written consent of the holder of such Award, except to the extent the Board determines, in its sole discretion, that any such action is necessary or desirable to facilitate compliance with applicable laws.

b.	The Board shall obtain shareholder approval if such approval is necessary to comply with applicable law and/or the rules of the stock exchange on which the Common Stock is listed, and of:

i.	any amendment to the aggregate number of shares of Common Stock issuable under the Plan,

ii.	any amendment to the limitations on shares that may be reserved for issuance, or issued, to insiders,

iii.

any amendment that would reduce the exercise price of an outstanding Option other than pursuant to a declaration of stock dividends of shares or consolidations, sub-divisions or reclassification of shares, or otherwise, and

iv.	any amendment that would extend the expiry date of any Option granted under the Plan.

c.

If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Award pursuant thereto remains outstanding.

14.	CHANGES IN CAPITAL STRUCTURE

a.

No Effect on Authority of the Board or Stockholders. The existence of this Plan and any Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

b.

Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number, class and type of securities available under this Plan shall be adjusted and all outstanding Awards shall be adjusted by the Committee in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants.

c.

Change in Control. The effect, if any, of a Change in Control on any Awards outstanding at the time immediately prior to such Change in Control will be as specifically set forth in the corresponding Award agreement, or if no such treatment is specified, then such outstanding Awards shall be subject to any agreement of purchase, merger or reorganization that effects such Change in Control, which agreement shall provide for treatment of such Awards.

15.	COMPLIANCE WITH APPLICABLE LAWS

a.

Governing Law. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will remain in force until terminated through a resolution by the Board, provided that the termination the Plan will not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware.

b.

Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules, and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification, or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange, or automated quotation system, and the Company will have no liability for any inability or failure to do so.

c.

Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

d.	Section 409A of the Code.

i.

Notwithstanding any provision of the Plan or any Award Agreement to the contrary, it is intended that the provisions of the Plan comply with, or be exempt from, Section 409A of the Code, and all provisions of the Plan and Award Agreements shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan and Award Agreements (including any taxes and penalties under Section 409A of the Code), and neither the Service Recipient nor any other member of the Company Group shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

ii.

Notwithstanding anything in the Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable on the date of or a date or period that is by reference to the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Unless the Award Agreement provides otherwise, following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

iii.

Unless otherwise provided by the Board in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code.

16.	DEFINITIONS

In addition to the capitalized terms defined throughout the Plan, the following capitalized terms shall have the corresponding meanings set forth in this Section:

a.

“Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with the Company. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

b.	“Award” means any Nonqualified Stock Option, Restricted Share Unit, Performance Share Unit, Director Share Unit, Performance Cash Unit or Other Equity-Based Awards granted under the Plan.

c.

“Award Agreement” means the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of each Award, and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form that the Committee has from time to time approved and will comply with and be subject to the terms and conditions of this Plan.

d.

“Blackout Period” means a period in which the trading of Shares or other securities of the Company is restricted under the Company’s Corporate Disclosure, Confidentiality and Securities Trading Policy, or under any similar policy of the Company then in effect.

e.

“CDI” means CHESS depositary interests (or any successor securities) over Common Stock, as defined by the operating rules of the settlement facility provided by ASX Settlement Pty Limited ACN 008 504 532.

f.	“Change in Control” means:

i.	the sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company,

ii.	the sale, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of the outstanding equity securities of the Company,

iii.	the merger or consolidation of the Company with another Person,

in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of outstanding equity securities of the Company, immediately prior to such transaction, are no longer, in the aggregate, the Beneficial Owners, directly or indirectly through one or more intermediaries, of more than fifty percent (50%) of the voting power of the outstanding equity securities of the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction. A sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, reorganization or sale of all or substantially all of the assets or securities) which constitutes all or substantially all of the consolidated assets of the Company shall be deemed a Change in Control.

g.	“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

h.	“Committee” means the Compensation Committee of the Board, or if no such committee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board.

i.	“Common Stock” means the common stock of the Company, par value USD 0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

j.

“Dividend Equivalent Right” means a right to receive the equivalent value of dividends paid on the Shares with respect to Shares underlying an Award that is a full-value award prior to settlement of the Award.

k.	“Effective Date” means the date of the admission of the Company to, and the quotation of Common Stock for trading on, the NASDAQ Stock Exchange.

l.	“Eligible Participant” means any person who has been designated by the Board to participate in the Plan and is eligible to receive an Award by virtue of their status as:

i.	An employee of the Company or any Affiliate,

ii.	An officer or Board member of the Company or any Affiliate, or

iv.

A consultant or advisor providing services to the Company or any Affiliate who may be offered securities registrable pursuant to a registration statement on Form S-8 under the United States Securities Act of 1933, as amended.

m.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

n.

“Fair Market Value” means, as of any date, the fair market value of a share of Common Stock, as determined by the Board; provided that for purposes of setting an exercise price or strike price, as applicable, Fair Market Value will be determined in accordance with Code Section 409A and Treasury Regulation Section 1.409A-1(b)(5).

o.	“Fiscal Year” means the twelve-month period commencing July 1st and ending June 30th of the following calendar year

p.	“Non-Employee Director” means a director who is not also an Employee of the Company or Affiliate.

q.	“Nonqualified Stock Option” means an Option that is not designated by the Board as an “incentive stock option” within the meaning of Section 422 of the Code.

r.	“Participant” means an Eligible Participant who has been selected to participate in the Plan and has been granted an Award pursuant to the Plan.

s.

“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance conditions will be measured for the purpose of determining a Participant’s right to, and the payment of, a PSU or PCU Award.

t.	“Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

u.

“Qualifying Director” means a person who is with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

v.	“Separation from Service” means the cessation of a Participant’s employment or service, as applicable, for any reason, including death of the Participant.

w.

“Subsidiary” means, with respect to any specified Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

x.

“Tax-Related Items” means any U.S. federal, state, and/or local taxes and/or any non-U.S. taxes (including, without limitation, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other tax or tax-related item related to participation in the Plan and legally applicable to a Participant, including any employer liability for which the Participant is liable pursuant to applicable laws or the applicable Award Agreement.